                                                                      EXHIBIT 21

                   SUBSIDIARIES OF WILLIAMS-SONOMA, INC. AS OF
                       FISCAL YEAR ENDED JANUARY 31, 1999

                EXHIBIT 21: SUBSIDIARIES OF WILLIAMS-SONOMA, INC.
                     AS OF FISCAL YEAR END JANUARY 31, 1999


Subsidiary Name                              State/Date of Incorporation
---------------                              ---------------------------
Williams-Sonoma Stores, Inc.                 California, October 29, 1984

Gardener's Eden, Inc.                        California, October 29, 1984

The Pottery Barn East, Inc.                  California, August 18, 1986

Hold Everything, Inc.                        California, September 30, 1986

Chambers Catalog Company, Inc.               California, February 1, 1995

Pottery Barn Kids, Inc.                      California, June 23, 1998

Williams-Sonoma Stores LLC                   Delaware, August 3, 1998

Williams-Sonoma Retail
Distribution Center, Inc.                    California, January 27, 1999